Exhibit 10.6

For Immediate Release



Contact: Alfred C. Angelone
         Chairman & CEO
         ASA International Ltd.
         www.asaint.com
         --------------
         508-626-2727


                   ASA INTERNATIONAL LTD. AND COMPUTRAC, INC.
                      COMPLETE THE MERGER OF COMPUTRAC WITH
               RAINMAKER SOFTWARE, INC., A WHOLLY OWNED SUBSIDIARY
                              OF ASA INTERNATIONAL


FRAMINGHAM, MA, and RICHARDSON, TX, August 5, 2002 - ASA International Ltd. (NASDAQ: ASAA) and CompuTrac, Inc. (Amex: LLB) today announced that the merger of CompuTrac into RainMaker Software, Inc., a wholly owned subsidiary of ASA has been completed, and is effective as of August 1, 2002.

CompuTrac shareholders will receive .21 shares of ASA common stock and approximately $.21 in cash for each share of CompuTrac common stock held at the time of the merger. CompuTrac shareholders will receive a transmittal letter with instructions for the surrender of their stock certificates in exchange for the cash payment and shares of ASA common stock.

The merger follows the approval in January 2002 by each company's Board of Directors of a definitive Agreement and Plan of Merger to merge the companies and the approval of the merger by the shareholders of each company in July 2002. About ASA and CompuTrac

RainMaker Software, Inc. (formerly known as ASA Legal Systems, Inc.) is a leading full service provider of financial management and practice management software for mid-size law firms and developed the Visual Pyramid financial management, VisualOne practice management, and FastTrack records management software systems. RainMaker Software is a wholly owned subsidiary of ASA International Ltd., which develops, markets, implements and supports vertical market business solutions throughout the United States, Latin America, and Canada. CompuTrac, Inc. is a long standing leader in the legal financial management software market and developed the Law Firm Management System (LFMS) financial and practice management software for law firms. For additional information on RainMaker Software products and services, please contact John Sharkey in the Marketing Department at 1800-341-4012, ext. 410, or jsharkey@rainmakerlegal.com. You can also visit the company's Web site at www.rainmakerlegal.com.

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Note

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected staff and support synergies, integration plans, future products and services, target market, client benefits, organizational structure and timing of closing are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of future products and services may not proceed as planned; that the transaction does not close; that prior to the closing the businesses of the companies suffer; that the parties are unable to successfully transition staff and customers, execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in ASA's SEC reports (including but not limited to the annual report on Form 10-K for the year ended December 31, 2001, and subsequently filed reports); and other risks that are described from time to time in CompuTrac's SEC reports (including but not limited to the annual report on Form 10-KSB for the year ended January 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, ASA's and CompuTrac's actual results could differ materially from the expectations in these statements. ASA and CompuTrac assume no obligation and do not intend to update these forward-looking statements.


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